                                                                 EXHIBIT 10.7(a)






                            VASTAR RESOURCES, INC.
                      SPECIAL TERMINATION ALLOWANCE PLAN



                                EFFECTIVE AS OF
                                 JULY 1, 1994

                            VASTAR RESOURCES, INC.
                      SPECIAL TERMINATION ALLOWANCE PLAN

To record the adoption of the Vastar Resources, Inc. Special Termination Allowance Plan, effective July 1, 1994, the undersigned, being duly authorized to act on behalf of Vastar Resources, Inc. has executed this plan document at Houston, Texas on the 20th day of October, 1994.

ATTEST:                                 VASTAR RESOURCES, INC.



BY: /s/ Albert D. Hoppe                 BY: /s/ Jeffery M. Bender
   --------------------------              -------------------------------
                                           Jeffrey M. Bender
                                           Vice President
                                           Human Resources

                            VASTAR RESOURCES, INC.
                      SPECIAL TERMINATION ALLOWANCE PLAN

                               Table of Contents

                                                                Page
                                                                 No.

SECTION 1
  Purpose....................................................     1

SECTION 2
  Effective Date.............................................     2

SECTION 3
  Definitions................................................     3

SECTION 4A
  Eligibility, Payment and Duration..........................     5

SECTION 4
  Eligibility, Payment and Duration..........................     9

SECTION 5
  Amount of Allowance........................................    12

SECTION 6
  Administration.............................................    13

SECTION 7
  General....................................................    16

SECTION 8
  Amendment and Termination..................................    17

                                   SECTION 1

                                    PURPOSE

1.1 The purpose of this Plan is to offer special allowances to certain eligible Employees whose service with the Company ceases as a result of termination of employment, other than by discharge for cause including unacceptable performance, and whose termination results in a net long-term savings or other significant tangible long-term advantage to the Company.

                                   SECTION 2

                                EFFECTIVE DATE

2.1 The Plan is effective July 1, 1994.

                                   SECTION 3

                                  DEFINITIONS

3.1 Administrator means Vastar Resources, Inc.

3.2 Company means Vastar Resources, Inc. and Subsidiaries or Affiliates whose management has adopted this Plan.

3.3 Employee means a regular, full-time or regular, part-time employee, excluding employees represented by a collective bargaining agent which has not negotiated the benefit of this Plan.

3.4 Expatriate Employee means a regular, full-time Employee, on the U.S. dollar payroll who is permanently assigned to a foreign subsidiary of the Company with a work location and domicile outside the United States.

3.5 Participant means an Employee who satisfies the requirements as set forth in
    Section 4.

3.6 Pay means the weekly rate of regular wages or salary on the date of termination of Company employment, excluding all extra pay such as overtime, premiums, bonuses, living or other allowances.

3.7 Physical Relocation means a change of principal work location which, in the sole judgment of the Company, requires a move of the Employee's place of residence.

3.8 Plan means the Vastar Resources, Inc. Special Termination Allowance Plan.

3.9 Plan Year means the calendar year.

3.10 Service means Credited Company service as defined by the Company and confirmed by current practices.

3.11 Subsidiary or Affiliate means:

     (a) All corporations which are members of a controlled group of corporations within the meaning of (S)1563(a) of the Internal Revenue Code of 1954 [determined without regard to (S)1563(a)(4) and
         (S)1563(e)(3)(c) of such Code] and of which Vastar Resources, Inc. is then a member; or

     (b) All trades or businesses whether or not incorporated, which, under the regulations prescribed by the Secretary of the Treasury pursuant to
         (S)210(d) of the Employee Retirement Income Security Act of 1974 ("ERISA") are then under common control with Vastar Resources, Inc.

3.12 United States means the fifty states of the United States of America.

                                 SECTION 4A/1/

                       ELIGIBILITY, PAYMENT AND DURATION

4A.1 An Employee shall be eligible for the allowance under this Plan, as set forth in Paragraphs 4A.3 and 4A.4, if the Employee satisfies the following conditions and is not excluded from eligibility under Paragraph 4A.2 (hereinafter "Eligible Participant"):

     (a) Is not covered by a collective bargaining agreement unless coverage under this Plan is required by such agreement or negotiated with the collective bargaining agent;

     (b) Terminates employment due, directly or indirectly, to the Vastar Resources, Inc. Property Sale/ Consolidation Program, on the date designated by the Company, but in no case later than December 31, 1995. A termination of employment due to the Vastar Resources, Inc. Property Sale/Consolidation Program shall not be deemed to have occurred if the Employee is retained in employment with a purchaser of Company assets or stock pursuant to an agreement between the Company and purchaser;

     (c) Executes a Separation Agreement and General Release no later than sixty days following termination of employment;

     (d) Is not discharged for misconduct;

-----------
/1/ Section 4 and 5 of this Plan are suspended and replaced by the provisions of this section for the period commencing on July 1, 1994 and ending on December 31, 1995. It applies to the Employees who are terminated due, either directly or indirectly, to the Vastar Resources, Inc. Property
Sale/Consolidation Program.

     (e) With respect to the benefit described in Paragraph 4A.3 of the Plan, was, at the time his or her employment is terminated, accruing Membership Service in the Vastar Resources, Inc. Retirement Plan or the Vastar Resources, Inc. Retirement Plan II; and

     (f) With respect to the benefit described in Paragraph 4A.4 of the Plan, was, at the time his or her employment is terminated, classified as a Regular Full-time or Regular Part-time Employee, as defined in the Administrator's Employment Classification Policy.

4A.2 Paragraph 4A.1 shall not apply to any person who:

     (a) Except as provided in Paragraph 4A.3, has elected and is in receipt of, or entitled to, the benefits of any Enhanced Retirement Program maintained by the Company or a Subsidiary or Affiliate;

     (b) With the exception of an Expatriate Employee, is offered employment by the Company, which does not require a Physical Relocation, regardless of whether there is a change of salary grade; or

     (c) Is an Expatriate Employee who is offered employment with the Company in the United States, provided such employment is not at a lower salary grade, unless, prior to such offer, the Expatriate Employee has accepted a transfer to an assignment outside the United States coincident with written notification that a post-transfer assignment in the United States at a specifically designated salary grade will be offered upon completion of the assignment.

4A.3 With respect to an Eligible Participant who is entitled to the benefits of the Enhanced Retirement Program pursuant to Section 26 of the Vastar Resources, Inc. Retirement Plan or Section 26 of the Vastar Resources, Inc. Retirement Plan II and has elected to receive such benefits, the allowance shall be computed:

     (a) For a Full-Time Employee, in accordance with the Attachment 1 matrix.

     (b) For a Part-Time Employee, in accordance with the Attachment 3 worksheet.

4.A4 With respect to an Eligible Participant who has elected not to receive the benefits of the Enhanced Retirement Program pursuant to Section 26 of the Vastar Resources, Inc. Retirement Plan or Section 26 of the Vastar Resources, Inc. Retirement Plan II or who is not entitled to make such election, the allowance shall be calculated:

     (a) For a Regular Full-Time Employee, in accordance with the Attachment 2 matrix.

     (b) For a Regular Part-Time Employee, in accordance with the Attachment 3 worksheet.

4A.5 At the discretion of the Company, payments under this paragraph will be made as follows:

     (a) A lump sum at the time employment terminates;

     (b) A lump sum in the January of the calendar year following termination of employment; or

     (c) In no more than three annual installments payable as follows: (i) at the time employment terminates, (ii) in the January of the calendar year following termination of employment, and (iii) in the January of the second calendar year following termination of employment.

4A.6 If an Eligible Participant dies before receiving all payments due under this Plan, such remaining payments will be paid in a lump sum to the Eligible Participant's beneficiary. Absent the Eligible Participant having designated a beneficiary prior to his or her death, such remaining payments will be paid in a lump sum to his or her estate.

4A.7 The Company reserves the right to offset the allowance described in Paragraph 4A.3 or 4A.4., as applicable, by any monies the Employee owes the Company and by the amount of any statutory benefits attributable to termination of employment or disability.

4A.8 Notwithstanding anything in this Section 4A to the contrary, the total allowance paid under this Plan shall not exceed the equivalent of twice the Employee's Annual Compensation, as defined in 29 CFR (S)2510.3-2(b)(2)(i), during the year immediately preceding the termination of the Employee's service.

                                   SECTION 4

                       ELIGIBILITY, PAYMENT AND DURATION

4.1 An Employee shall be eligible for the allowance under this Plan, as set forth in Section 5, if the Company determines that:

    (a) It is appropriate to extend the Plan to the group or class of which the Employee is a member;

    (b) The Employee terminates employment involuntarily. A termination of employment will not be deemed to have occurred if the Employee continues in the employment of a company that purchases a Subsidiary or Affiliate, or assets of the Company;

    (c) The Employee's termination results in a net long-term savings or other significant tangible long-term advantage to the Company;

    (d) The Employee is not discharged for cause, including unacceptable performance or unsatisfactory conduct;

    (e) The Employee is not receiving short-term or long-term disability benefits. Such Employee shall be eligible for payments under this Plan upon termination of such disability benefits;

    (f) The Employee terminates in good standing at a time determined by the Company; and

    (g) The Employee executes, no later than 60 days following termination of employment, a `Separation Agreement and General Release' as described in Appendix A of this Plan.

    Notwithstanding anything to the contrary in this Paragraph 4.1, Employees who elect to voluntarily terminate employment with the Company are not entitled to an allowance from this Plan.

    An Employee described in Subparagraph 4A.1(b) of the Plan shall not be entitled to an allowance under this Paragraph 4.1 of the Plan.

4.2 With the exception of Expatriate Employees, an Employee who otherwise satisfies the requirements of Paragraph 4.1, shall not become eligible for the allowance under Subparagraph 5.1(a) of this Plan if such Employee is offered employment with the Company; provided such employment does not require Physical Relocation and is not at a lowered salary grade and provided further that an Expatriate Employee who otherwise satisfies the requirements of Paragraph 4.1, shall not become eligible for an allowance under this Plan if such Expatriate Employee is offered employment with the Company in the United States provided such employment is not at a lower salary grade, unless, prior to such offer, the Employee has accepted a transfer to an assignment outside of the United States coincident with written notification that a post-transfer assignment in the United States at a specifically designated lower salary grade will be offered upon completion of the assignment.

4.3 At the discretion of the Company, payments under this Plan may be made in a lump sum at the time of termination or at some future date, or in installments. Notwithstanding the foregoing, payments must be completed within 24 months after termination of the Employee's Service.

4.4 If a Participant dies before receiving all payments due under this Plan, such remaining payments will be paid in a lump sum to the Participant's beneficiary.

                                   SECTION 5

                              AMOUNT OF ALLOWANCE

5.1 (a) For a Regular Full-Time Employee, the payments made to a Participant under this subparagraph shall be computed by reference to the Attachment 2 matrix.

    (b) For a Regular Part-Time Employee, payments made to a Participant under this subparagraph shall be computed by reference to the Attachment 3 worksheet.

5.2 The Company reserves the right to offset the allowance described in Paragraph 5.1, above, by any monies the Employee owes the Company and by the amount of any statutory benefits attributable to termination of employment or disability.

5.3 Notwithstanding anything in this Section 5 to the contrary, the total allowance paid under this Plan shall not exceed the equivalent of twice the Employee's gross salary or wages during the year immediately preceding the termination of the Employee's Service.

                                   SECTION 6

                                ADMINISTRATION

6.1 The Administrator may at any time delegate to any other named person or body, or reassume therefrom, any of his or her respective fiduciary responsibilities or administrative duties with respect to this Plan including the power to delegate and reassume such responsibilities and duties by written action naming the person or body to whom the responsibility or duty has been delegated.

6.2 The named fiduciary with respect to this Plan is the Administrator.

6.3 The Administrator may contract with one or more persons to render advice with regard to any responsibility it has under this Plan.

6.4 Subject to the limitation of provisions of the Plan, the Administrator shall from time to time establish such rules for the administration of the Plan as the Administrator may deem desirable.

6.5 In performance of their respective duties hereunder, the Administrator and each other fiduciary with respect to this Plan, shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and shall have no liability for any action or forbearance on its part with respect to which they have so acted.

6.6 If a request for benefits is denied, in whole or in part, the Administrator shall notify the claimant in writing of such denial and of the claimant's right to a review by the Administrator and shall set forth in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his or her request, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure. Any person, or a duly authorized representative thereof, who is denied an allowance in whole or in part, may appeal from such denial to the Administrator for a review of the decision by submitting to the Administrator within 60 days after receiving notice of denial, a written statement:

(a) Requesting a review of the claim for an allowance by the Administrator;

(b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

(c) Setting forth any issues or comments which the claimant deems relevant to the claim.

The Administrator shall act upon such claim within 60 days after the later of receipt of the claimant's request for review by the Administrator or receipt of any additional materials reasonably requested by the Administrator from such claimant.

The Administrator shall make a full and fair review of each such claim and any written materials submitted by the claimant or the Company in connection therewith and may require the Company or the claimant to submit within 30 days written notice by the Administrator therefor, such additional facts, documents, or other evidence as the Administrator, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Administrator shall make an independent determination of the claimant's eligibility for an allowance under this Plan. The decision of the Administrator on any claim for an allowance shall be final and conclusive upon all persons if supported by substantial evidence in the record.

If the Administrator denies a claim in whole or in part, the Administrator shall give written notice of its decision to the claimant setting forth in a manner calculated to be understood by the claimant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Administrator's decision was based.

                                   SECTION 7

                                    GENERAL

7.1 Subject to Paragraph 5.2, payments to and benefits under this Plan are not assignable or subject to alienation since they are primarily for the support and maintenance of the Participants. Likewise, such payments shall not be subject to attachment by creditors of or through legal process against the Company or any Participant.

7.2 The cost of this Plan shall be paid by the Company out of its general costs.

7.3 This Plan is intended to be an employee welfare benefit plan, as defined in
    (S)3(1), Subtitle A of Title I of the ERISA. The Plan will be interpreted to effectuate this intent.

                                   SECTION 8

                           AMENDMENT AND TERMINATION

8.1 The Plan may be amended for any reason and at any time by the Vice President, Human Resources, Vastar Resources, Inc. if, as amended, it continues for the exclusive benefit of Participants of the Plan.

8.2 This Plan and payments thereunder may be terminated at any time by the Vice President, Human Resources, Vastar Resources, Inc.

                                                                    Attachment 1


                                                    ENHANCED RETIREMENT PROGRAM
                                                 SPECIAL PAYMENT ALLOWANCE MATRIX
                                                 COMPANY SERVICE VS. WEEKS OF PAY

   COMPLETED                  PLUS COMPLETED DAYS OF SERVICE SINCE PRIOR ANNIVERSARY DATE
YEARS OF SERVICE    0-30   31-61   62-91   92-121   122-152   153-182   183-212   213-243   244-273   274-303   304-334   335-364
----------------    ----   -----   -----   ------   -------   -------   -------   -------   -------   -------   -------   -------
      0             6.00   6.00     6.00    6.00     6.00       6.00      6.00      6.00      6.00      6.00      6.00      6.00
      1             6.00   6.00     6.00    6.00     6.00       6.00      6.00      6.00      6.00      6.00      6.00      6.00
      2             6.00   6.00     6.00    6.00     6.00       6.00      6.00      6.00      6.00      6.00      6.00      6.00
      3             6.00   6.00     6.00    6.00     6.00       6.00      6.00      6.00      6.00      6.00      6.00      6.00
      4             6.00   6.13     6.25    6.38     6.50       6.63      6.75      6.88      7.00      7.13      7.25      7.38
      5             7.50   7.63     7.75    7.88     8.00       8.13      8.25      8.38      8.50      8.63      8.75      8.88

      6             9.00   9.13     9.25    9.38     9.50       9.63      9.75      9.88     10.00     10.13     10.25     10.38
      7            10.50  10.63    10.75   10.88    11.00      11.13     11.25     11.38     11.50     11.63     11.75     11.88
      8            12.00  12.13    12.25   12.38    12.50      12.63     12.75     12.88     13.00     13.13     13.25     13.38
      9            13.50  13.63    13.75   13.88    14.00      14.13     14.25     14.38     14.50     14.63     14.75     14.88
     10            15.00  15.13    15.25   15.38    15.50      15.63     15.75     15.88     16.00     16.13     16.25     16.38

     11            16.50  16.63    16.75   16.88    17.00      17.13     17.25     17.38     17.50     17.63     17.75     17.88
     12            18.00  18.13    18.25   18.38    18.50      18.63     18.75     18.88     19.00     19.13     19.25     19.38
     13            19.50  19.63    19.75   19.88    20.00      20.13     20.25     20.38     20.50     20.63     20.75     20.88
     14            21.00  21.13    21.25   21.38    21.50      21.63     21.75     21.88     22.00     22.13     22.25     22.38
     15            22.50  22.63    22.75   22.88    23.00      23.13     23.25     23.38     23.50     23.63     23.75     23.88

     16            24.00  24.13    24.25   24.38    24.50      24.63     24.75     24.88     25.00     25.13     25.25     25.38
     17            25.50  25.63    25.75   25.88    26.00      26.13     26.25     26.38     26.50     26.63     26.75     26.88
     18            27.00  27.13    27.25   27.38    27.50      27.63     27.75     27.88     28.00     28.13     28.25     28.38
     19            28.50  28.63    28.75   28.88    29.00      29.13     29.25     29.38     29.50     29.63     29.75     29.88
     20            30.00  30.13    30.25   30.38    30.50      30.63     30.75     30.88     31.00     31.13     31.25     31.38

     21            31.50  31.63    31.75   31.88    32.00      32.13     32.25     32.38     32.50     32.63     32.75     32.88
     22            33.00  33.13    33.25   33.38    33.50      33.63     33.75     33.88     34.00     34.13     34.25     34.38
     23            34.50  34.63    34.75   34.88    35.00      35.13     35.25     35.38     35.50     35.63     35.75     35.88
  24 & Over        36.00

                                                                                                                        ATTACHMENT 2
                                                   SPECIAL TERMINATION ALLOWANCE
                                                 COMPANY SERVICE VS. WEEKS OF PAY

   COMPLETED                  PLUS COMPLETED DAYS OF SERVICE SINCE PRIOR ANNIVERSARY DATE
YEARS OF SERVICE    0-30   31-61   62-91   92-121   122-152   153-182   183-212   213-243   244-273   274-303   304-334   335-364
----------------    ----   -----   -----   ------   -------   -------   -------   -------   -------   -------   -------   -------
      0            12.00  12.00    12.00   12.00    12.00      12.00     12.00     12.00     12.00     12.00     12.00     12.00
      1            12.00  12.00    12.00   12.00    12.00      12.00     12.00     12.00     12.00     12.00     12.00     12.00
      2            12.00  12.00    12.00   12.00    12.00      12.00     12.00     12.00     12.00     12.00     12.00     12.00
      3            12.00  12.00    12.00   12.00    12.00      12.00     12.00     12.00     12.00     12.00     12.00     12.00
      4            12.00  12.25    12.50   12.75    13.00      13.25     13.50     13.75     14.00     14.25     14.50     14.75
      5            15.00  15.25    15.50   15.75    16.00      16.25     16.50     16.75     17.00     17.25     17.50     17.75

      6            18.00  18.25    18.50   18.75    19.00      19.25     19.50     19.75     20.00     20.25     20.50     20.75
      7            21.00  21.25    21.50   21.75    22.00      22.25     22.50     22.75     23.00     23.25     23.50     23.75
      8            24.00  24.25    24.50   24.75    25.00      25.25     25.50     25.75     26.00     26.25     26.50     26.75
      9            27.00  27.25    27.50   27.75    28.00      28.25     28.50     28.75     29.00     29.25     29.50     29.75
     10            30.00  30.25    30.50   30.75    31.00      31.25     31.50     31.75     32.00     32.25     32.50     32.75

     11            33.00  33.25    33.50   33.75    34.00      34.25     34.50     34.75     35.00     35.25     35.50     35.75
     12            36.00  36.25    36.50   36.75    37.00      37.25     37.50     37.75     38.00     38.25     38.50     38.75
     13            39.00  39.25    39.50   39.75    40.00      40.25     40.50     40.75     41.00     41.25     41.50     41.75
     14            42.00  42.25    42.50   42.75    43.00      43.25     43.50     43.75     44.00     44.25     44.50     44.75
     15            45.00  45.25    45.50   45.75    46.00      46.25     46.50     46.75     47.00     47.25     47.50     47.75

     16            48.00  48.25    48.50   48.75    49.00      49.25     49.50     49.75     50.00     50.25     50.50     50.75
     17            51.00  51.25    51.50   51.75    52.00      52.25     52.50     52.75     53.00     53.25     53.50     53.75
     18            54.00  54.25    54.50   54.75    55.00      55.25     55.50     55.75     56.00     56.25     56.50     56.75
     19            57.00  57.25    57.50   57.75    58.00      58.25     58.50     58.75     59.00     59.25     59.50     59.75
     20            60.00  60.25    60.50   60.75    61.00      61.25     61.50     61.75     62.00     62.25     62.50     62.75

     21            63.00  63.25    63.50   63.75    64.00      64.25     64.50     64.75     65.00     65.25     65.50     65.75
     22            66.00  66.25    66.50   66.75    67.00      67.25     67.50     67.75     68.00     68.25     68.50     68.75
     23            69.00  69.25    69.50   69.75    70.00      70.25     70.50     70.75     71.00     71.25     71.50     71.75
  24 & Over        72.00

                                                                    ATTACHMENT 3

               WORKSHEET FOR CALCULATION OF SEVERANCE ALLOWANCE

                   FOR REGULAR PART-TIME EMPLOYEES WHO HAVE

               EMPLOYMENT SERVICE AS REGULAR FULL-TIME EMPLOYEES


--------------------------------------              ----------------------------
Print Employee Name                                 Social Security #

1.  Full and fractional years of Total Credited Company
    Service (use Adjusted Service Date on EDB, and divide
    days in a partial year by 365--
    Example: 5 years and 355 days = 5.97)                           ------------

2.  Full and fractional years of Regular Part-time service
    (From date of change to part-time to termination date)          ------------

3.  Full and fractional years of Regular Full-time service          ------------

(LINE 2 PLUS LINE 3 MUST EQUAL LINE 1)

4.  Hours in current weekly part-time work schedule                 ------------

5.  Line 2 multiplied by Line 4, divided by 40                      ------------

6.  Line 5 divided by Line 1                                        ------------

7.  Line 3 divided by Line 1                                        ------------

8.  Line 6 plus Line 7 (Full-time equivalancy)                      ------------

9.  Current hourly part-time base pay (if salaried employee, use EDB weekly base pay divided by the hours in their
    current part-time work schedule)                                ------------

10. Enter matrix factor for appropriate allowance
    (either 3 week or 1-1/2 week schedule) for total
    Credited Company Service                                        ------------

11. Line 9 multiplied by Line 10                                    ------------

12. Line 11 multiplied by Line 8                                    ------------

13. Line 12 multiplied by Line 40                                   ------------


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Print Name of Human Resources Person                          Date Prepared
Who Prepared This Worksheet

File Instructions: Attach original to Release form, keep a xerox copy in employee's personnel file. Copy may be provided to the employee if requested.


12/21/93 revision